Exhibit 99.3

The Board of Directors

Magna Bank

6525 Quail Hollow Road

Suite 513

Memphis, TN 38120

We hereby consent to the inclusion of our opinion letter, dated April 28, 2015, to the Board of Directors of Magna Bank as Appendix C to the proxy statement/prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”) of Pinnacle Financial Partners, Inc. relating to the proposed merger of Magna Bank with and into Pinnacle Bank, a wholly-owned subsidiary of Pinnacle Financial Partners, Inc., and to the references to our firm and such opinion in such Registration Statement under the captions “Summary – Magna’s Financial Adviser Has Provided an Opinion to the Magna Board as to the Fairness of the Merger Consideration from a Financial Point of View,” “Risk Factors Relating to the Magna Merger – The fairness opinion obtained by Magna from its financial adviser will not reflect changes in circumstances prior to the Magna merger,” “Proposal #1: The Proposed Magna Merger – Background of the Magna Merger,” “Proposal #1: The Proposed Magna Merger – Magna’s Reasons for the Magna Merger; Recommendation of the Magna Board of Directors,” and “Opinion of Magna’s Financial Adviser.”

Notwithstanding the forgoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

SUNTRUST ROBINSON HUMPHREY, INC.

/s/ SUNTRUST ROBINSON HUMPHREY, INC.
Atlanta, Georgia
Dated: June 19, 2015